                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 29, 1997
                                                          --------------

                               Budget Group, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                  0-78274                    59-3227576
----------------------------      --------------           ---------------------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)


 125 Basin Street, Suite 210, Daytona Beach, FL                    32114
------------------------------------------------           ---------------------
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (904) 238-7035
                                                    --------------

Former name or former address, if changed since last report:
                                                            --------------------


                       This document consists of 19 pages

Item 2. Aquisition or Disposition of Assets

         On April 29, 1997, Budget Group, Inc., a Delaware corporation (the "Company"), which was formerly named Team Rental Group, Inc., acquired all the capital stock (the "BRACC Acquisition") of Budget Rent A Car Corporation, a Delaware corporation ("BRACC"), pursuant to the terms of stock purchase agreements (the "Stock Purchase Agreements") with Ford Motor Company ("Ford"), BRACC and the common stockholder of BRACC. The consideration paid by Budget pursuant to the Stock Purchase Agreements consisted of (i) $275.0 million in cash and (ii) the issuance to Ford of 4,500 shares of the Company's newly created Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is non-voting, does not carry a dividend and will automatically be converted into 1,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") at such time as the record ownership of such share of Series A Convertible Preferred Stock is transferred to or held by any person or any entity other than Ford or any affiliate of Ford. Pursuant to the Stock Purchase Agreements, BRACC repaid a portion of its outstanding indebtedness to Ford and Ford canceled a portion of the remaining outstanding BRACC indebtedness.

         Concurrently with the BRACC Acquisition, (i) the Company issued 8,625,000 shares of Class A Common Stock in a public offering, resulting in proceeds (less underwriting discounts and commissions) to the Company of approximately $176.4 million, (ii) the Company issued $45.0 million aggregate principal amount of 6.85% Convertible Subordinated Notes, Series B, due 2007,
(iii) BRACC issued $165.0 million aggregate principal amount of 9.57% Guaranteed Senior Notes due 2007, (iv) BRACC entered into a new $900.0 commercial paper facility and a $500.0 million asset-backed note facility, and (v) BRACC entered into a new $300.0 million working capital facility.

         The Company and BRACC (collectively, "Budget Group") and their franchisees (collectively, the "Budget System") operate the third largest worldwide general use car and truck rental system, with approximately 3,200 locations and a peak fleet size during 1996 of 266,000 cars and 18,000 trucks. The Budget System includes locations in both the airport and local (downtown and suburban) markets in all major metropolitan areas in the United States, in many other small and mid-size U.S. markets and in more than 110 countries worldwide. Pro forma for the BRACC Acquisition, the Budget System included approximately 455 company-owned locations in the United States at December 31, 1996, accounting for approximately 76% of 1996 U.S. System-wide revenues. In addition, Budget franchisees operated approximately 500 royalty-paying franchise locations in the United States at December 31, 1996. Budget Group is also one of the largest independent retailers of late model vehicles in the United States, operating 22 retail car sales facilities with pro forma revenues of $246.9 million for 1996.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Required

                         - The following financial statements of Budget Rent a
                           Car Corporation, together with the independent auditors' report on certain of such financial statements (incorporated by reference to the financial statements of Budget Rent a Car Corporation contained in the Prospectus dated April 23, 1997 included in the Registration Statement on Form S-1, File No. 333-21691):

                             (i) Consolidated Balance Sheets -- December 31, 1995 and 1996

                            (ii) Consolidated Statements of Operations -- December 31, 1994, 1995 and 1996

                           (iii) Consolidated Statements of Stockholders' Equity -- Years ended December 31, 1994, 1995 and 1996

                            (iv) Consolidated Statements of Cash Flows -- December 31, 1994, 1995 and 1996

                             (v)    Notes to Consolidated Financial Statements


         (b)      Pro Forma Financial Information

                         - The following pro forma consolidated financial
                           statements of Budget Group:

                             (i)    Pro Forma Consolidated Statement of
                                    Operations for the Year Ended December 31,
                                    1996

                            (ii) Notes to Pro Forma Consolidated Statement of Operations

                           (iii) Pro Forma Consolidated Balance Sheet as of December 31, 1996

                            (iv)    Notes to Pro Forma Consolidated Balance
                                    Sheet


         (c)      Exhibits.

                  2.1    - Common Stock Purchase Agreement, dated as of January
                           13, 1997, between John J. Nevin and Team Rental Group, Inc. (incorporated by reference to Exhibit 2.7 of Registration Statement on Form S-1, File No. 333-21691).

                  2.2    - Budget Stock Purchase Agreement, dated as of January
                           13, 1997, between Budget Rent a Car Corporation and Team Rental Group, Inc. (incorporated by reference to
                           Exhibit 2.8 of Registration Statement on Form S-1, File No. 333-21691).

                  2.3    - Preferred Stock Purchase Agreement, dated as of
                           January 13, 1997, between Ford Motor Company and Team Rental Group, Inc. (incorporated by reference to
                           Exhibit 2.9 of Registration Statement on Form S-1, File No. 333-21691).

                  23.1   - Consent of KPMG Peat Marwick, LLP.

                        PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

     The following unaudited pro forma consolidated financial statements (the "Pro Forma Consolidated Financial Statements") are based on the historical financial statements of TEAM and BRACC as of and for the year ended December 31, 1996, adjusted to give effect to the transactions described below. The Pro Forma Consolidated Statement of Operations gives effect to the following transactions as if they had occurred on January 1, 1996: (i) certain transactions effected by TEAM during 1996 that are more fully described below (the "1996 TEAM Transactions") and (ii) the Budget Acquisition and certain related transactions that are more fully described below (the "Budget Acquisition Transactions" and, together with the 1996 TEAM Transactions, the "Transactions"). The Pro Forma Consolidated Balance Sheet gives effect to the Budget Acquisition Transactions as if they had occurred on December 31, 1996.

     The 1996 TEAM Transactions consist of the following: (i) TEAM's acquisition of Van Pool, which was effective on February 1, 1996, TEAM's acquisition of the Phoenix Budget franchise (the "Phoenix Acquisition"), which was effective on March 1, 1996, and TEAM's acquisition of ValCar Rental Car Sales, Inc. ("ValCar"), which was effective on August 1, 1996 (the "ValCar Acquisition");
(ii) the sale of 3,821,007 shares of Class A Common Stock by TEAM in a public offering in July 1996 (the "July 1996 Public Offering"); (iii) the partial refinancing of TEAM's vehicle rental fleet in December 1996 through the $176.0 million aggregate principal amount Third Fleet Financing Facility; (iv) the private placement of $80.0 million aggregate principal amount of Series A Convertible Notes in December 1996; and (v) the repayment of certain of TEAM's outstanding indebtedness from the proceeds of (ii), (iii) and (iv) above. The Budget Acquisition Transactions consist of the following: (i) the Budget Acquisition, including the repayment, purchase and forgiveness of certain indebtedness and the necessary purchase accounting and elimination entries; (ii) the Offering and the application of the net proceeds thereof; (iii) the Debt Placements and the application of the net proceeds thereof; and (iv) the New Fleet Financings and the application of the net proceeds thereof and the repayment of certain of BRACC's outstanding indebtedness to Ford from the net proceeds thereof. All acquisitions, including the Budget Acquisition, have been accounted for using the purchase method of accounting.

     The Pro Forma Consolidated Financial Statements do not purport to represent what Budget Group's results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated or to predict Budget Group's results of operations or financial condition in the future. These statements are qualified in their entirety by, and should be read in conjunction with, the historical financial statements of TEAM and BRACC and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of TEAM" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of BRACC."

     The Pro Forma Consolidated Financial Statements have been prepared using the purchase method of accounting, whereby the total cost of the Budget Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the Budget Acquisition. Such allocations will be based on studies and valuations which have not yet been completed. Accordingly, the allocations reflected in the Pro Forma Consolidated Financial Statements are preliminary and subject to revision. However, Budget Group does not expect material changes to the allocation of the purchase price.

     The Pro Forma Consolidated Financial Statements give effect only to the adjustments set forth in the accompanying notes and do not reflect any other benefits anticipated by management as a result of the Budget Acquisition Transactions and the implementation of its business strategy or the possible effects of the Supply Agreement and Advertising Agreement.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                           ADJUSTMENTS
                                              ADJUSTMENTS FOR    PRO FORMA                  FOR BUDGET          PRO FORMA
                                 HISTORICAL      1996 TEAM       HISTORICAL   HISTORICAL   ACQUISITION            BUDGET
                                    TEAM      TRANSACTIONS(A)       TEAM        BRACC      TRANSACTIONS           GROUP
                                 ----------   ---------------    ----------   ----------   ------------         ----------
Operating revenue:
  Vehicle rental revenue.......   $223,250        $10,874         $234,124    $  963,764     $     --           $1,197,888
  Royalty fees.................         --             --               --        60,352       (7,641)(k)           52,711
  Retail car sales revenue.....    134,120         21,313          155,433        91,503           --              246,936
  Other........................         --             --               --        17,202       (2,509)(k)           14,693
                                  --------        -------         --------    ----------     --------           ----------
         Total operating
           revenue.............    357,370         32,187          389,557     1,132,821      (10,150)           1,512,228
Operating costs and expenses:
  Direct vehicle and
    operating..................     35,098          2,372           37,470       121,288       (6,719)(k)          152,039
  Depreciation -- vehicle......     60,735          2,855           63,590       263,846           --              327,436
 Depreciation -- non-vehicle...      2,589            343            2,932        26,645           --               29,577
  Cost of car sales............    113,747         19,639          133,386        78,944           --              212,330
  Advertising, promotion and
    selling....................     22,983            915           23,898        83,304       (2,509)(k)          104,693
  Facilities...................     20,406            871           21,277       114,325           --              135,602
  Personnel....................     53,097          1,955(b)        55,052       248,655           --              303,707
  General and administrative...     11,605          3,968(c)        15,573        54,194           --               69,767
  Amortization.................      1,843             90(d)         1,933        16,969      (10,076)(1)            8,826
                                  --------        -------         --------    ----------     --------           ----------
         Total operating costs
           and expenses........    322,103         33,008          355,111     1,008,170      (19,304)           1,343,977
                                  --------        -------         --------    ----------     --------           ----------
Operating income (loss)........     35,267           (821)          34,446       124,651        9,154              168,251
                                  --------        -------         --------    ----------     --------           ----------
Other (income) expense:
  Vehicle interest expense.....     25,336         (4,419)(e)       20,917        92,738       (7,064)(m)(n)(o)    106,591
  Non-vehicle interest
    expense....................      1,501          4,292(f)         5,793        31,444      (11,388)(o)(p)(q)     25,849
  Interest income -- restricted
    cash.......................       (781)          (929)(g)       (1,710)           --         (108)(r)           (1,818)
  Non-recurring bank fees......      1,275         (1,275)(h)           --            --           --                   --
  Related party interest.......        118           (118)(i)           --            --           --                   --
                                  --------        -------         --------    ----------     --------           ----------
         Total other (income)
           expense.............     27,449         (2,449)          25,000       124,182      (18,560)             130,622
Income before income taxes.....      7,818          1,628            9,446           469       27,714               37,629
  Provision for income taxes...      3,321            651(j)         3,972         3,000        8,832(s)            15,804
                                  --------        -------         --------    ----------     --------           ----------
         Net income (loss).....   $  4,497        $   977         $  5,474    $   (2,531)    $ 18,882           $   21,825
                                  ========        =======         ========    ==========     ========           ==========
Weighted average common and
  common equivalent shares
  outstanding:
  Primary......................      9,488                          11,515                                          23,454
                                                                                                                ==========
  Fully diluted................      9,552                          11,578                                          27,493
                                                                                                                ==========
Earnings per common and common
  equivalent share:
  Primary......................   $   0.47                        $   0.48                                      $     0.93(t)
                                                                                                                ==========
  Fully diluted................   $   0.47                        $   0.47                                      $     0.92
                                                                                                                ==========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

Adjustments for 1996 TEAM Transactions:

(a) Reflects the inclusion of the operations of Van Pool, the Phoenix Budget franchise, and ValCar from January 1, 1996, to their respective dates of acquisition by TEAM of February 1, March 1, and August 1, 1996, respectively, as reflected in the table below.

                                                             VAN POOL   PHOENIX   VALCAR     TOTAL
                                                             --------   -------   -------   -------
      Operating revenue:
        Vehicle rental revenue.............................   $2,660    $8,214         --   $10,874
        Retail car sales revenue...........................       --        --    $21,313    21,313
                                                              ------    ------    -------   -------
             Total operating revenues......................    2,660     8,214     21,313    32,187
                                                              ------    ------    -------   -------
      Operating costs and expenses:
        Direct vehicle and operating.......................      893     1,479         --     2,372
        Depreciation -- vehicle............................      676     2,179         --     2,855
        Depreciation -- non-vehicle........................        8       229        106       343
        Cost of car sales..................................       --        --     19,639    19,639
        Advertising, promotion and selling.................       --       915         --       915
        Facilities.........................................       33       838         --       871
        Personnel..........................................      379     1,913         --     2,292
        General and administrative.........................      148       436      3,421     4,005
        Amortization of franchise rights...................       --         8         --         8
                                                              ------    ------    -------   -------
             Total operating costs and expenses............    2,137     7,997     23,166    33,300
                                                              ------    ------    -------   -------
      Operating income (loss)..............................      523       217     (1,853)   (1,113)
      Other (income) expense:
        Vehicle interest expense...........................      232       991        318     1,541
        Non-vehicle interest expense (income), net.........      (21)        2         --       (19)
                                                              ------    ------    -------   -------
             Total other expense...........................      211       993        318     1,522
      Income (loss) before taxes...........................      312      (776)    (2,171)   (2,635)
        Provision (benefit) for income taxes...............      125      (310)      (869)   (1,054)
                                                              ------    ------    -------   -------
      Net income (loss)....................................   $  187    $ (466)   $(1,302)  $(1,581)
                                                              ======    ======    =======   =======

(b)  Reflects the net increase in personnel expense of $1,955 attributable to:

    Operations of purchased businesses as reflected in note
     (a)....................................................  $2,292
    Reduction relating to salaries and bonuses previously
     paid to officers of the
      Phoenix Budget franchise..............................    (312)
    Reduction resulting from the elimination of a retirement
     plan...................................................     (25)
                                                              ------
         Net increase in personnel expense..................  $1,955
                                                              ======

(c) Reflects the net increase in general and administrative expense of $3,968 attributable to:

    Operations of purchased businesses as reflected in note
     (a)....................................................  $ 4,005
    Elimination of management fees paid to former
     shareholders of ValCar.................................     (108)
    Royalty payments made by ValCar to BRACC for the right
     to use the "Budget" trade name for its retail car sales
     facilities during the preacquisition period............       71
                                                              -------
         Net increase in general and administrative
          expense...........................................  $ 3,968
                                                              =======

(d)  Reflects the net increase in amortization expense of $90 attributable to:

    Operations of purchased businesses as reflected in note
     (a)....................................................  $     8
    Amortization of franchise rights resulting from the
     Phoenix Acquisition....................................       60
    Amortization of franchise rights resulting from the
     ValCar Acquisition.....................................       22
                                                              -------
         Net increase in amortization expense...............  $    90
                                                              =======

                             (AMOUNTS IN THOUSANDS)

(e) Reflects the net decrease in vehicle interest expense of $4,419 attributable to:

    Operations of purchased businesses as reflected in note
     (a)....................................................  $ 1,541
    Amortization of costs incurred in connection with the
     Third Fleet Financing Facility.........................      260
    Interest savings due to the refinancing of debt at
     reduced interest rates under the Third Fleet Financing
     Facility...............................................   (6,220)
                                                              -------
         Net decrease in vehicle interest expense...........  $(4,419)
                                                              =======

(f) Reflects the net increase in non-vehicle interest expense of $4,292 attributable to:

    Operations of purchased businesses as reflected in note
     (a)....................................................  $   (19)
    Interest expense that would have been incurred on
     borrowings of $15.0 million to effect the Phoenix
     Acquisition............................................      217
    Interest expense incurred on the Series A Convertible
     Notes..................................................    3,901
    Amortization of costs incurred in connection with the
     issuance of Series A Convertible Notes.................      193
                                                              -------
         Net increase in non-vehicle interest expense.......  $ 4,292
                                                              =======

Because the Series A Convertible Notes are unsecured indebtedness, the entire interest expense is included in non-vehicle interest expense, even though a portion of the proceeds have been used to fund the fleet. Based on the average fleet debt outstanding during the period that could have been funded by the Series A Convertible Notes, approximately $3,000 of the interest cost incurred is attributable to funding the fleet.

(g) Reflects the $929 increase in interest income -- restricted cash earned on restricted cash balances remaining in TEAM's restricted cash account after application of the proceeds received from the Third Fleet Financing Facility, the Series A Convertible Notes and the July 1996 Public Offering to TEAM's outstanding indebtedness. Under the terms of the Third Fleet Financing Facility, specified amounts of cash are required to be maintained in a restricted cash account, with such amounts earning interest at a rate of 4.5% per annum.

(h) Reflects the elimination of $1,275 in non-recurring financing fees related to bridge loans that were repaid with the proceeds of the July 1996 Public Offering and that would not have been incurred on a pro forma basis.

(i) Reflects the elimination of $118 of related party interest due to repayment of the related party debt.

(j) Reflects the tax effect of the pro forma adjustments, based on an effective tax rate of approximately 40%.

Adjustments for Budget Acquisition Transactions:

(k)  Reflects the elimination of the following transactions between TEAM and
     BRACC:

      Advertising fees paid by TEAM which were recognized as
       other revenue by BRACC.................................  $2,509
      Royalty expenses paid by TEAM which were recognized as
       royalty fees by BRACC..................................   6,241

     Also reflects the elimination of the current year effect of $1,400 royalty fees recognized by BRACC and $478 royalty expense recognized by TEAM related to the warrant to purchase shares of Class A Common Stock of TEAM held by BRACC (the "BRACC Warrant"). See "Description of Capital
     Stock -- Warrants."

(l) Reflects the elimination of $16,969 of amortization of BRACC's existing goodwill and records an increase of $6,893 amortization on the net goodwill established through purchase accounting adjustments.

(m)  Reflects the increase in vehicle interest expense attributable to:

    Interest expense related to the New Fleet Financings....  $34,381
    Amortization of costs incurred in connection with the
     New Fleet Financings...................................    1,436
                                                              -------
         Increase in vehicle interest expense...............  $35,817
                                                              =======

                             (AMOUNTS IN THOUSANDS)

(n)  Reflects the decrease in vehicle interest expense attributable to:

    Interest savings on vehicle debt refinanced through the
     New Fleet Financings...................................  $34,869
    Interest savings on vehicle debt to Ford paid down by
     BRACC in connection with
      the Budget Acquisition................................    8,012
                                                              -------
         Decrease in vehicle interest expense...............  $42,881
                                                              =======

(o) In calculating the interest expense adjustments arising from the Budget Acquisition Transactions, the assumed rates of interest for the new debt facilities are as follows:

                                                              HISTORICAL
                                                               WEIGHTED    ASSUMED
                                                               AVERAGE     INTEREST
                                                                 RATE        RATE
                                                              ----------   --------
    New Fleet Financings --
      Commercial Paper Facility.............................     5.43        5.43
      Working Capital Facility..............................     7.84        6.68

    An increase or decrease in the interest rate of one-quarter of one percent (0.25%) with respect to the pro forma balances on the above debt facilities would increase or decrease interest expense and income before income taxes by $818 based on the average outstanding balance of the debt to be refinanced. The actual rates of interest used to calculate interest expense for the asset-backed notes included in the New Fleet Financings, the Guaranteed Senior Notes due 2007 and the Series B Convertible Notes are 7.37%, 9.57% and 6.85%, respectively.

(p)  Reflects the increase in non-vehicle interest expense attributable to:

    Interest expense related to the Debt Placements.........  $18,873
    Amortization of costs incurred in connection with the
     Debt Placements........................................      401
                                                              -------
         Increase in non-vehicle interest expense...........  $19,274
                                                              =======

(q)  Reflects the decrease in non-vehicle interest expense attributable to:

    Elimination of interest on BRACC indebtedness to Ford
      purchased by TEAM through the issuance of Series A
      Convertible Preferred Stock...............................  $ 7,634
    Elimination of interest on working capital debt of $131,692
      forgiven by Ford..........................................   10,330
    Elimination of interest on BRACC indebtedness to Ford paid down by BRACC using the proceeds from BRACC's sale of
      newly issued common stock to TEAM.........................   12,698
                                                                  -------
        Decrease in non-vehicle interest expense................  $30,662
                                                                  =======

(r) Reflects $108 of interest income -- restricted cash on the $2,400 increase in restricted cash resulting from the receipt of Ford's funding of the employee bonus pool to be created in connection with the Budget Acquisition. See "The Budget Acquisition -- Terms of the Stock Purchase Agreements -- Special Bonus Program."

(s) Reflects a tax provision resulting in an overall effective rate of approximately 42% for Budget Group due to the nondeductibility of goodwill for tax reporting purposes.

(t) Unaudited pro forma earnings per common and common equivalent share data for Budget Group are calculated using 23,453,786 shares of Common Stock, which includes the following: (i) 7,500,000 shares of Class A Common Stock offered hereby and (ii) 4,500,000 shares of Class A Common Stock into which Ford's Series A Convertible Preferred Stock is convertible. The grant of approximately 326,000 stock options in connection with the Budget Acquisition to fund the BRACC employee bonus pool to be created pursuant to the Stock Purchase Agreements (the "Special Bonus Program"), with an exercise price equal to the fair market value of TEAM's Class A Common Stock on the date of grant, will have no dilutive effect on the pro forma earnings per common and common equivalent share data for Budget Group.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                                              ADJUSTMENTS
                                                                               FOR BUDGET            PRO FORMA
                                                    HISTORICAL   HISTORICAL   ACQUISITION             BUDGET
                                                       TEAM        BRACC      TRANSACTIONS             GROUP
                                                    ----------   ----------   ------------          -----------
ASSETS
  Cash and short-term investments.................   $ 50,490    $   59,547    $    2,426(a)        $  112,463
  Restricted cash.................................     66,336            --            --               66,336
  Trade and vehicle receivables, net..............     31,302       202,563        (3,520)(b)(c)       230,345
  Accounts receivable, related parties............         58            --            --                   58
  Vehicle inventory...............................     16,413        14,299            --               30,712
  Revenue earning vehicles, net...................    319,257     1,303,975            --            1,623,232
  Property and equipment, net.....................     18,502       114,537            --              133,039
  Franchise rights, net...........................     68,469            --            --               68,469
  Deferred financing fees, net....................      3,950         1,626        10,900(a)            16,476
  Other assets....................................     10,022       101,622          (739)(b)          110,905
  Investment in BRACC.............................         --            --            --(a)(d)             --
  Deferred income taxes...........................         --            --            --                   --
  Intangibles -- net..............................      2,424       529,946      (275,886)(d)(e)       256,484
                                                     --------    ----------    ----------           ----------
         Total assets.............................   $587,223    $2,328,115    $ (266,819)          $2,648,519
                                                     ========    ==========    ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Fleet financing facilities......................   $360,120    $1,361,619    $ (176,298)(a)       $1,545,441
  9.57% Guaranteed Senior Notes due 2007..........         --            --       165,000(a)           165,000
  Convertible Subordinated Notes..................     80,000            --        45,000(a)           125,000
  Other notes payable.............................     13,989       468,767      (418,218)(a)(e)(f)     64,538
  Capital lease obligations.......................        580            --            --                  580
  Accounts payable................................     14,601        61,896        (1,520)(c)           74,977
  Deferred income taxes...........................      7,406            --        (7,406)(d)               --
  Accrued and other liabilities...................     16,526       286,690          (100)(b)(d)(g)    303,116
                                                     --------    ----------    ----------           ----------
         Total liabilities........................    493,222     2,178,972      (393,542)           2,278,652
                                                     --------    ----------    ----------           ----------
Common stock warrant..............................      2,000            --        (2,000)(b)               --
                                                     --------    ----------    ----------           ----------
Mandatory redeemable series X preferred stock.....         --         5,178        (5,178)(a)(d)            --
                                                     --------    ----------    ----------           ----------
Stockholders' equity
  Common stock....................................        112            --            86(a)(d)            198
  Preferred stock.................................         --            --       105,750(e)           105,750
  Additional paid-in capital......................     89,856       555,439      (383,409))(a)(d)(g)   261,886
  Pension liability adjustment....................         --       (12,409)       12,409(d)                --
  Foreign currency translation adjustment.........         --        (7,497)        7,497(d)                --
  Retained earnings (deficit).....................      2,363      (391,568)      391,568(d)(f)          2,363
  Treasury stock..................................       (330)           --            --                 (330)
                                                     --------    ----------    ----------           ----------
         Total stockholders' equity...............     92,001       143,965       133,901              369,867
                                                     --------    ----------    ----------           ----------
             Total liabilities and stockholders'
               equity.............................   $587,223    $2,328,115    $ (266,819)          $2,648,519
                                                     ========    ==========    ==========           ==========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

Adjustments for Budget Acquisition Transactions:

(a) Reflects the cash effects of certain Budget Acquisition Transactions:

                                                                    CASH
                                                                  ---------
    Investment in BRACC--
      Purchase by TEAM of 2,740,000 newly issued shares of BRACC common stock............................................  $(274,000)
      Purchase by TEAM of 2.31 shares of BRACC Series X
        Cumulative Preferred Stock from Ford....................         (2)
      Receipt of funding from Ford for the Special Bonus
        Program.................................................      2,400
      Purchase by TEAM of 10,000 outstanding shares of BRACC
        common stock............................................     (1,000)
                                                                  ---------
                                                                   (272,602)
                                                                  ---------
    Deferred financing fees--
      Reduction in proceeds from Debt Placements for expenses of
        issuance proceeds.......................................     (3,000)
      Payment of costs incurred in connection with the New Fleet
        Financings..............................................     (7,900)
                                                                  ---------
                                                                    (10,900)
                                                                  ---------
    Fleet financing facilities--
      Repayment of certain BRACC indebtedness to Ford from
        proceeds received by BRACC from issuance of common stock
        to TEAM.................................................    (79,782)
      Receipt of proceeds from the New Fleet Financings.........    617,588
      Repayment of Ford indebtedness by BRACC from proceeds
        received from New Fleet Financings......................   (714,104)
                                                                  ---------
                                                                   (176,298)
                                                                  ---------
    Receipt of gross proceeds from Debt Placements --
      9.57% Guaranteed Senior Notes due 2007....................    165,000
      6.85% Convertible Subordinated Notes, Series B, due
        2007....................................................     45,000
    Other notes payable--
      Repayment of certain BRACC indebtedness to Ford from
        proceeds received by BRACC from issuance of common stock
        to TEAM.................................................   (189,214)
                                                                  ---------
    Stockholders' equity--
      Sale of 2,740,000 newly issued shares of BRACC common
        stock to TEAM...........................................    274,000
      Public offering of 7,500,000 shares of TEAM Class A Common
        Stock, net of $8,100 of underwriting discounts and
        commissions and offering expenses estimated at $800.....    177,616
      Redemption of 5,004.15 shares of Series X Cumulative
        Preferred Stock of BRACC plus cumulative dividends......     (5,176)
      Acquisition advisory fee..................................     (5,000)
                                                                  ---------
                                                                    441,440
                                                                  ---------
                                                                  $   2,426
                                                                  =========

(b) Reflects the elimination of the $2,000 BRACC Warrant, including the related prepaid royalty and unearned revenue balances of $739.

(c) Reflects the elimination of the $1,520 payable and receivable arising from the royalty fees charged by BRACC to TEAM and amounts arising from fee sharing arrangements that were unpaid at December 31, 1996.

(d) Reflects the elimination of TEAM's investment in BRACC of $272,602 against BRACC's fully adjusted stockholders' equity as of December 31, 1996, which was applied as follows:

    Preferred stock.............................................  $      (2)
    Common stock................................................        (27)
    Paid-in capital.............................................   (829,412)
    Accumulated deficit.........................................    283,158

    Additionally, to record the $273,543 reduction in BRACC's intangibles as a result of certain purchase accounting adjustments, the reduction in the deferred tax valuation allowance recorded by BRACC of $7,406 due to TEAM's deferred tax position, and the elimination of $139 of unearned revenue related to the BRACC Warrant.

(e) Reflects the reduction in BRACC's indebtedness to Ford attributable to the issuance of 4,500 shares of Series A Convertible Preferred Stock of TEAM. The fair market value of the debt purchased of $97,313 was determined in accordance with the terms of the Stock Purchase Agreements and is based on the underlying value of the 4,500,000 shares of Class A Common Stock into which

                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

    the Series A Convertible Preferred Stock is convertible. Under the Stock Purchase Agreements, the underlying value of the shares of Class A Common Stock is determined based on the preceding ten-day average stock price as of the closing date (assumed to be March 21, 1997 for computational purposes). However, generally accepted accounting principles that address the determination of the market value of securities issued in a purchase business combination require that the value assigned to such securities be determined using the market price for a reasonable period before and after the date the terms of the acquisition are agreed to and publicly announced. Accordingly, the market value of the underlying 4,500,000 shares of Class A Common Stock for the three-day period surrounding January 13, 1997 (the date the Budget Acquisition was publicly announced) was used to determine the value of $105,750 to be assigned to the Series A Convertible Preferred Stock. The difference between the value assigned to the debt purchased and the value assigned to the Series A Convertible Preferred Stock will be treated as an adjustment to goodwill.

(f) Reflects the forgiveness by Ford of $131,692 of indebtedness due from BRACC.

(g) Reflects an accrual of $500 for the estimated costs to register the shares of Class A Common Stock into which the Series A Convertible Preferred Stock is convertible.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BUDGET GROUP, INC.
                                        (Registrant)


Date: May 13, 1997                       By: Sanford Miller
                                           -------------------------------------
                                            Sanford Miller
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

         2.1      -        Common Stock Purchase Agreement, dated as of January
                           13, 1997, between John J. Nevin and Team Rental
                           Group, Inc. (incorporated by reference to Exhibit 2.7 of Registration Statement on Form S-1, File No.
                           333-21691).

         2.2      -        Budget Stock Purchase Agreement, dated as of January
                           13, 1997, between Budget Rent a Car Corporation and
                           Team Rental Group, Inc. (incorporated by reference to
                           Exhibit 2.8 of Registration Statement on Form S-1,
                           File No. 333-21691).

         2.3      -        Preferred Stock Purchase Agreement, dated as of
                           January 13, 1997, between Ford Motor Company and Team
                           Rental Group, Inc. (incorporated by reference to
                           Exhibit 2.9 of Registration Statement on Form S-1,
                           File No. 333-21691).

         23.1     -        Consent of KPMG Peat Marwick, LLP.